Momentus First Demonstration Mission Status Update #4 SAN JOSE, Calif.--(BUSINESS WIRE) – August 2, 2022 – Momentus Inc. (NASDAQ: MNTS) ("Momentus" or the "Company"), a U.S. commercial space company that plans to offer transportation and other in-space infrastructure services, today provided its fourth Mission Update on its inaugural Vigoride mission that launched on May 25. Since the Company's last update on June 29, Momentus has successfully deployed four additional customer satellites. Momentus initially deployed two customer satellites from its Vigoride-3 Orbital Transfer Vehicle on May 28. The most recent deployments of four additional customer satellites occurred in July. The Company also deployed one customer satellite on May 25 from a third-party deployer that flew on a second port of the launch vehicle. A total of seven Momentus customer satellites have now been deployed in low Earth orbit, and three yet-to-be-deployed satellites remain on Vigoride. As stated in past updates on the initial Vigoride mission, after experiencing anomalies on the spacecraft, the Company has continued efforts to deploy additional customer satellites. The Company continues to monitor the Vigoride-3 vehicle's status and will continue efforts to deploy the remaining three customer satellites onboard. Momentus' plans for additional launches of the Vigoride vehicle later this year and in 2023 remain as stated in the Q1 earnings call on May 10, 2022, with agreements signed with SpaceX for launches on upcoming Transporter missions in 2022 and 2023, including Transporter-6 currently targeted for November 2022. The Company has identified the root cause of the anomalies experienced during the initial Vigoride demonstration mission. Momentus convened an Independent Review Team of highly experienced space experts who reviewed the root cause findings of our engineers and concurred with their findings. Momentus has made good progress in implementing corrective actions on the Vigoride-5 vehicle that the Company plans to fly on the SpaceX Transporter-6 mission. "We have completed our own internal reviews and welcomed an independent review team that conducted a comprehensive assessment of our first mission," said Momentus Chief Executive Officer John Rood. "We learned a lot from our first Vigoride demonstration mission already and intend to learn everything we can before the mission is over. Albert Einstein famously remarked, ‘The only source of knowledge is experience,’ and we are intently focused on implementing the knowledge and lessons learned from the experience of our first demonstration mission on our second Vigoride demonstration flight this fall.” About Momentus

Momentus is a U.S. commercial space company that plans to offer in-space infrastructure services, including in-space transportation, hosted payloads and in-orbit services. Momentus believes it can make new ways of operating in space possible with its planned in-space transfer and service vehicles that will be powered by an innovative water plasma-based propulsion system that is under development. Forward-Looking Statements This press release contains certain statements which may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements regarding Momentus or its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, and are not guarantees of future performance. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of Momentus’ control. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to risks and uncertainties included under the heading “Risk Factors” in the Annual Report on Form 10-K filed by the Company on March 9, 2022, as such factors may be updated from time to time in our other filings with the Securities and Exchange Commission (the "SEC"), accessible on the SEC’s website at www.sec.gov and the Investor Relations section of our website at investors.momentus.space. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Contacts Investors Darryl Genovesi at investors@momentus.space Media Jessica Pieczonka at press@momentus.space